Edgewater Wireless

Please find enclosed the Online Marketing plan for Edgewater Wireless.

Myriad Interactive Media Inc. has prepared the following plan to increase both leads and brand awareness to Edgewater Wireless

Proposal for the Client

Myriad Interactive Media has identified several weaknesses in the current marketing programs and has a distinct strategy in place to generate Quality Leads, Lower the current CPA and provide a significant enhancement to Keywords, Quality Applications and overall Social Media strategy.

The following is an overview of the program we will be laying out over the course of the contract:

SEO--SEM

•         Analysis of market and competition

•         SEM Structure

•         Establish benchmarks

•         Build of Search campaign structures

•         Build of Search ad groups

•         Keyword Analysis

•         Build of Search keywords

•         Location targeting

Display & Google Re--Marketing

Once a lead has connected thru to a Edgewater Wireless domain or sub---domain, by a SEM generation, we can create further custom campaigns that will allow Edgewater Wireless to track this user thru a certain period. Myriad will need to have further discussion as to the buying cycle and length of a prospective corporate client. This strategy will also be used for brand awareness on the social side where Myriad will apply continual awareness about the Edgewater brand and Measure its social media impact.

•         Analysis of brand best practices

•         Keyword research

•         Demographic research

•         Location targeting

•         Build of Display Network audience

•         Build of Display Network campaign structures

•         DESIGN: Banners and Graphics for ad creatives (anywhere from 3-9 different ad formats)

Social Media Marketing

Social Media

Myriad will assign its social media team to work with Edgewater’s in-house team in promoting its Facebook & Twitter accounts

Display Network Campaign

We will target specific demographics and natural placements to advertise the Edgewater Wireless website and our proposed informational video.

Ads will be placed in specific networks where potential buyers tend to spend time online.

Advertising & Design

Myriad will require a mild changes to the Edgewater website to ensure that we can view Analytics data to see what the user flow is. Determine entry points, areas of interest, pages where people exit and other metrics.

Based on data and design standards best-practice we will propose a several redesign suggestions and site architecture to help with user experience and user flow. Eventual goal is to increase lead sign-ups and the overall web experience.

If based on data that the site is performing well, we can propose small redesigns surrounding the core action functions that we want users to perform on site.

SEM Structure

Perform complete analysis to see if SEM structure is conducive to effectively spend and the procurement of high value traffic. Will see if SEM structure is hitting all 4 phases of buying cycle (consideration, research, comparison, purchase). Will also analyze and see if the whole program is deemed relevant to goals, from ad creative, banner ads, landing pages, ad and site content.

If based on analysis it is deemed that the structure is sound, we can propose optimization tactics to help ensure that the campaigns are running cost-effectively and also delivering high quality leads to the proper destination pages

CONTENT & ELECTRONIC ACCESS

Prior to some production you will be responsible for delivering your corporate identity data.

Follow this chart to find out what types of content formats you prefer.

CONTENT CHART

Requirements:

Logos (Vector Format) if available

Domain (Access or support for analytical tracking installation)

Promotional Material

ELECTRONIC ACCESS

Requirements:

Edgewater Wireless will allow Myriad Interactive Media Inc. the authority to install web-monitoring scripts in the back-end of its website by uploading scripts in the embedded code of its website. This code will allow Myriad to track its efforts with respect to its electronic targeted marketing and will also provide data necessary for the company to compile comprehensive reports to the company in its electronic programs.

Set-Up Solutions & Fee

Ad Network Set-Up & Management

TechCrunch

Entrepreneur.com

CNET

TechWeb

NetworkWorld

Internet.com

ITWorld Wireless

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TechTarget

Slashdot

VentureBeat

Mashable

SEM Management ($2000 Fully Allocated Monthly SEM Budget)

Targeted to Myriad In House Newsletter Platform

Display Network

Create campaigns and assets that will place Edgewater Wireless brand in the Display Network

Remarketing

Remarket an Edgewater ad to people who viewed the newsletter

Analytics

Set-up Google Analytics on our custom newsletter site to track keyword success. Create funnels and conversion tracking

Video

The purpose of the video is to bring awareness to both a global bandwidth problem & Edgewater wireless technology as being the solution to the problem.

-          Introduction to Bandwidth &WiFi Infrastructure

-          Current WiFi Infrastructure

-          TBD

-          Future WiFi Infrastructure

-          TBD

-          Other Devices “Game Systems, Netflix, Streaming, Smart-Phones, Apps, WiFi”

-          TBD

-          Edgewater

-          The Technology

-          The Solution

Date: Dec 20 2011	Quote ID: Edgewater 01
Client: Andrew Skafel	Project ID: PPC-SEM-RT

Engagement Fee
$10,000 . Down Payment for Campaign Set-Up

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Pay Per Click Monthly Budget

Month	Fee	Description
Jan 1st	$2000	SEM PPC Monthly Budget Maximum
Feb 1st	$2000	SEM PPC Monthly Budget Maximum
Mar 1st	$2000	SEM PPC Monthly Budget Maximum
Apr 1st	$2000	SEM PPC Monthly Budget Maximum
May 1st	$2000	SEM PPC Monthly Budget Maximum
Jun 1st	$2000	SEM PPC Monthly Budget Maximum
July 1st	$2000	SEM PPC Monthly Budget Maximum
Aug 1st	$2000	SEM PPC Monthly Budget Maximum
Sep 1st	$2000	SEM PPC Monthly Budget Maximum
Oct 1st	$2000	SEM PPC Monthly Budget Maximum
Nov 1st	$2000	SEM PPC Monthly Budget Maximum
Dec 1st	$2000	SEM PPC Monthly Budget Maximum

Monthly Management

Month	Fee	Description
Jan 1st	$2500	Management Fees
Feb 1st	$2500	Management Fees
Mar 1st	$2500	Management Fees
Apr 1st	$2500	Management Fees
May 1st	$2500	Management Fees
Jun 1st	$2500	Management Fees
July 1st	$2500	Management Fees
Aug 1st	$2500	Management Fees
Sep 1st	$2500	Management Fees
Oct 1st	$2500	Management Fees
Nov 1st	$2500	Management Fees
Dec 1st	$2500	Management Fees

Cheques are payable to: Myriad Interactive Media Inc.

7 Ingram Drive Suite 128 Toronto, Ontario M6M2L7

12 Month Contract Total: $30,000 + $24,000 (Pay Per Click Budget) + $10,000 = $64,000

Share Compensation
Stock Options (Units)	250,000

Stock Option (Unit) Strike Pricing and Vesting Period:

1. The Strike Price shall be the closing price of KPI;TSX.V, or, should the ticker symbol change, the closing price of the ticker symbol representing Edgewater Wireless System Inc. on the date of execution of this agreement.

2. 20% of the units shall be vested on the date of execution of this agreement (the “Grant Date”).

3. The remaining units shall vest at a rate of 20% on the first day of each subsequent calendar quarter beginning on 01 April 2012 until all units have been vested.

4. Should the agreement be terminated prior to the completion of the vesting of the units, all units vested up to and including the calendar quarter in which the last units were vested shall remain vested.

5. The options shall remain exercisable for a period of five (5) years from the Grant Date.

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Terms and Conditions:

This Agreement is made effective as of Jan 1st, 2012, by and between the Client Edgewater Wireless and the Vendor MYRIAD INTERACTIVE MEDIA INC. with the respective principal places of business as set forth on the signature pages hereto.

The Client desires to have Social Media Marketing services provided and the Vendor desires to provide such services.

1. DESCRIPTION OF SERVICES. The Vendor will provide the services described in the Proposal for the Client. Any additional services requested by the client will be quoted separately by the Vendor.

2. PAYMENT. The Vendor agrees to invoice the Client at the end of each monthly period identifying its business number, the amount owed and any associated taxes. The client agrees to pay the invoice net thirty days from receipt of a correct invoice.

3. CONFIDENTIALITY. The Vendor will not disclose or use any Information that is marked confidential by Client except as provided in this Agreement. This provision shall continue in effect for a period of three (3) years after the expiration or termination of the Agreement. The client shall be the owner of all intellectual properties developed pursuant to this contract.

4. RELATIONSHIP OF THE PARTIES. The parties agree that Vendor is an independent contractor engaged by Client, and is not an employee.

5. LIMITED WARRANTY. The vendor makes no warranties regarding the services, and hereby disclaims all warranties with respect to the services, express, implied or statutory, including, but not limited to the implied warranties or merchantability, fitness, for a particular purpose and non--]infringement.

6. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

7. NON DISCLOSURE. Myriad Interactive Media Inc. will sign any necessary non--]disclosure agreements and will be required to file as an insider on our holdings of Edgewater Wireless securities.

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8. CANCELLATION. The client reserves the right to cancel or pause the contract at anytime after 3 months. Campaigns will be paused within 24 hours of receiving a pause or cancellation request after the 3 month period. Any back SEM charges will be the responsibility of the client until the campaign pause or cancellation is marked effective.

Edgewater Wireless	Myriad Interactive Media
By: Signature: Date:	By: Signature: /s/ Derek Ivany Date: Jan 4th 2012
Edgewater Wireless
By: Signature: Date: